EX 99.28 (h)(1)(viii)

Amendment to
Amended and Restated Administration Agreement
Between Curian Variable Series Trust and
Curian Capital, LLC

This Amendment is made by and between Curian Capital, LLC, a Michigan limited liability company (“Administrator”), and Curian Variable Series Trust, a Massachusetts business trust (“Trust”).

Whereas, the Trust and the Administrator entered into an Amended and Restated Administration Agreement effective as of March 1, 2012, as amended (“Agreement”), whereby the Administrator agreed to perform certain administrative services to several separate series of shares (each a “Fund”) of the Trust, as listed on Schedule A of the Agreement.

Whereas, the Trust and the Administrator have agreed to amend the Agreement.

Now Therefore, the parties hereto agree to amend the Agreement as follows:

1.  Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B attached hereto.

2.  Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

In Witness Whereof, the Administrator and the Trust have caused this Amendment to be executed as of December 9, 2013, effective as of January 2, 2014.

Curian Variable Series Trust		Curian Capital, LLC

By:	/s/ Angela R. Burke	By:	/s/ Michael A. Bell
Name:	Angela R. Burke	Name:	Michael A. Bell
Title:	Assistant Secretary	Title:	President and CEO

Schedule B
Dated: January 2, 2014

Funds	Assets	Fee
Curian Guidance – Interest Rate Opportunities Fund	All Assets	.10%
Curian Guidance – Multi-Strategy Income Fund	All Assets	.10%
Curian Guidance – Equity Income Fund	All Assets	.10%
Curian Guidance – Conservative Fund	All Assets	.10%
Curian Guidance – Moderate Fund	All Assets	.10%
Curian Guidance – Growth Fund	All Assets	.10%
Curian Guidance – Moderate Growth Fund	All Assets	.10%
Curian Guidance – Maximum Growth Fund	All Assets	.10%
Curian Guidance – Tactical Moderate Growth Fund	All Assets	.10%
Curian Guidance – Tactical Maximum Growth Fund	All Assets	.10%
Curian Guidance – Institutional Alt 65 Fund	All Assets	.10%
Curian Guidance – Institutional Alt 100 Conservative Fund	All Assets	.10%
Curian Guidance – Institutional Alt 100 Moderate Fund	All Assets	.10%
Curian Guidance – Institutional Alt 100 Growth Fund	All Assets	.10%
Curian Guidance – International Opportunities Conservative Fund	All Assets	.10%
Curian Guidance – International Opportunities Moderate Fund	All Assets	.10%
Curian Guidance – International Opportunities Growth Fund	All Assets	.10%
Curian Guidance – Equity 100 Fund	All Assets	.10%
Curian Guidance – Fixed Income 100 Fund	All Assets	.10%
Curian Guidance – Real Assets Fund	All Assets	.10%
Curian Tactical Advantage 35 Fund	All Assets	.20%
Curian Tactical Advantage 60 Fund	All Assets	.20%
Curian Tactical Advantage 75 Fund	All Assets	.20%
Curian Dynamic Risk Advantage – Diversified Fund	All Assets	.20%
Curian Dynamic Risk Advantage – Growth Fund	All Assets	.20%
Curian Dynamic Risk Advantage – Income Fund	All Assets	.20%
Curian/Aberdeen Latin America Fund	All Assets	.20%
Curian/American Funds® Global Growth Fund	All Assets	.10%
Curian/American Funds® Growth Fund	All Assets	.10%
Curian/AQR Risk Parity Fund	All Assets	.20%
Curian/Ashmore Emerging Market Small Cap Equity Fund	All Assets	.20%
Curian/Baring International Fixed Income Fund	All Assets	.20%
Curian/BlackRock Global Long Short Credit Fund	All Assets	.20%
Curian/DFA U.S. Micro Cap Fund	All Assets	.20%
Curian/DoubleLine Total Return Fund	All Assets	.20%
Curian/Eaton Vance Global Macro Absolute Return Advantage Fund	All Assets	.20%
Curian/Epoch Global Shareholder Yield Fund	All Assets	.20%
Curian/FAMCO Flex Core Covered Call Fund	All Assets	.20%
Curian Focused International Equity Fund	All Assets	.20%
Curian Focused U.S. Equity Fund	All Assets	.20%
Curian/Franklin Templeton Frontier Markets Fund	All Assets	.20%
Curian/Franklin Templeton Natural Resources Fund	All Assets	.20%
Curian/Lazard International Strategic Equity Fund	All Assets	.20%
Curian Long Short Credit Fund	All Assets	.20%
Curian/Neuberger Berman Currency Fund	All Assets	.20%
Curian/Nicholas Convertible Arbitrage Fund	All Assets	.20%
Curian/PIMCO Credit Income Fund	All Assets	.20%
Curian/PineBridge Merger Arbitrage Fund	All Assets	.20%
Curian/Schroder Emerging Europe Fund	All Assets	.20%

B-1

Funds	Assets	Fee
Curian/The Boston Company Equity Income Fund	All Assets	.20%
Curian/The Boston Company Multi-Alpha Market Neutral Equity Fund	All Assets	.20%
Curian/T. Rowe Price Capital Appreciation Fund	All Assets	.20%
Curian/UBS Global Long Short Fixed Income Opportunities Fund	All Assets	.20%
Curian/Urdang International REIT Fund	All Assets	.20%
Curian/Van Eck International Gold Fund	All Assets	.20%

B-2